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EXHIBIT 10.19

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement dated as of December 21, 1995, is entered into by and among SAFETYTEK CORPORATION, a Delaware corporation, (herein referred to as the "Borrower"), LUMIDOR SAFETY CORPORATION, G.C. INDUSTRIES, GAMMA INSTRUMENTS, INC., LINEAR LABORATORIES CORPORATION, SIERRA PRECISION AND INVIVO RESEARCH, INC., jointly and severally, (herein referred to, jointly and severally, as the "Guarantors"), and FIRST INTERSTATE BANK OF CALIFORNIA, a California banking corporation, (herein referred to as the "Lender ").

                                    RECITALS

         A. The Borrower and the Lender are parties to that certain Amended and Restated Credit Agreement dated as of July 27, 1993 as amended by that certain First Amendment thereto dated December 27, 1993, that certain Second Amendment thereto dated April 1, 1994, that certain Third Amendment thereto dated November 17, 1994 and that certain Fourth Amendment thereto dated June 21, 1995 (herein referred to jointly as the "Original Credit Agreement").

         B. The Borrower and the Lender now wish to amend the Original Credit Agreement in certain respects and, for convenience, to restate the Original Credit Agreement, as so amended, in its entirety.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Guarantors and the Lender agree that, effective simultaneously with the execution of this Agreement by the Borrower, the Guarantors and the Lender, the Original Credit Agreement shall be amended and restated in its entirety to read as set forth below.

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings:

                  "Agreement": This Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

                  "Borrower": As set forth in the introductory paragraph of this Agreement.

                  "Borrowing": As defined in Sections 2.01 and 2.02.

                  "Borrowing Base": Eighty percent (80%) of Eligible Accounts Receivable.

                  "Business Day": A day other than a Saturday, Sunday or a day on which commercial banks in California are authorized or required by law to close.

                  "Capital Lease": As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

                  "Commitment": The Lender's obligation to make Loans to the Borrower and to issue Letters of Credit and Corporate Credit Cards pursuant to
Article II in the amount or amounts referred to therein.

                  "Consolidated Cash Flow": In respect of any period, the net income from operations during such period of the Borrower and its consolidated Subsidiaries plus all non-cash items (including, without limitation, depreciation, depletion, amortization, deferred taxes and amortization of debt discount) deducted in calculating net income of the Borrower and its consolidated Subsidiaries during such period.

                  "Consolidated Current Assets": At any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP.


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                  "Consolidated Current Liabilities": At any date of
determination, the Consolidated Liabilities which may properly be classified as current liabilities in conformity with GAAP.

                  "Consolidated Liabilities": At any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP (including, without limitation, (1) any balance sheet liability with respect to a Pension Plan recognized pursuant to Financial Accounting Standards Board Statements 87 or 88 and (2) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability may be set forth in a notice of withdrawal liability under Section 4219 [and as adjusted from time to time subsequent to the date of such notice]).

                  "Consolidated Tangible Net Worth": At any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings and subordinated debt (or minus accumulated deficit) of the Borrower and its consolidated Subsidiaries, minus intangible assets (including, without limitation, franchises, patents, patent applications, trademarks, brand names, goodwill and research and development expenses), on a consolidated basis determined in conformity with GAAP.

                  "Corporate Credit Card" or "Corporate Credit Cards": Any corporate credit card issued or to be issued by the Lender for the account of the Borrower to one or more of the Borrower's corporate officers.

                  "Corporate Credit Card Usage": At any date of determination, the aggregate face amount of any and all Corporate Credit Cards, which in no event will exceed $10,000.

                  "Debt": As applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that person.

                  "Debt Service": In respect of any period, the sum of the Borrower's consolidated (a) dividends of preferred stock, and (b) the amortization of Debt, including that portion of rental payments with respect to Capital Leases which is or should be applied as a reduction to the principal of such Capital Leases in accordance with GAAP.

                  "Dollars" and "$": Dollars in lawful currency of the United States of America.

                  "Eligible Accounts Receivable": All accounts receivable, rights to payment, choses in action, general intangibles, instruments, notes, drafts, documents, chattel paper and all other forms of obligations owing to the Borrower, whether or not earned by performance, as such are deemed eligible by the Lender, through its Commercial Finance Division from time to time, for inclusion in the Borrowing Base.

                  "Employee Benefit Plan": Any Pension Plan, any employee welfare benefit plan, or any other employee benefit plan which is described in
Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA affiliate of the Borrower.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

                  "ERISA Affiliate": As applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of
Section 414(b) and (c) of the Internal Revenue Code.

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

                  "Guarantees": The guarantees, executed by the Guarantors, in form and content acceptable to the Lender, by which the performance by the Borrower of any or all of the Borrower's obligations under the Loan Documents is guaranteed.

                  "Guarantors": As set forth in the introductory paragraph of this Agreement.

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                  "Interest Payment Date": As to any Prime Rate Loan until
payment in full, the Maturity Date and the last day of each month commencing on the first of such days to occur after a Prime Rate Loan is made.

                  As to any LIBOR Loan with an Interest Period of one month or less until payment in full, the last day of such Interest Period and the Maturity Date, and as to any LIBOR Loan with an Interest Period in excess of one month until payment in full, (i) the last day of each month following the beginning of such Interest Period, (ii) the last day of such Interest Period and
(iii) the Maturity Date.

                  "Interest Period": With respect to any LIBOR Loan:

                  (i) initially, the period commencing on, as the case may be, the Borrowing or conversion date with respect to such LIBOR Loan and ending one, two, three, four, five or six months thereafter as selected by the Borrower in its notice of Borrowing as provided in Section 2.01(b) or its notice of conversion as provided in Section 2.05; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter as selected by the Borrower in its notice of continuation as provided in Section 2.05;

provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period for a LIBOR Loan would otherwise end on a day which is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                  (b) the Borrower may not select an Interest Period with respect to any portion of principal of a LIBOR Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of that portion of principal; and

                  (c) there shall be no more than six Interest Periods with respect to LIBOR Loans outstanding at any time.

                  "Internal Revenue Code": The Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "Lender": As set forth in the introductory paragraph of this Agreement.

                  "Letter of Credit" or "Letters of Credit": Any letter of credit or similar instrument issued or to be issued by the Lender for the account of the Borrower and/or any Subsidiary pursuant to Section 2.06 for the purpose of supporting the operations of the Borrower and/or any Subsidiary in the ordinary course of the Borrower's and/or any Subsidiary's businesses.

                  "Letter of Credit Usage": At any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding and
(ii) the aggregate amount of all drawings under Letters of Credit honored by the Lender and not theretofore reimbursed by the Borrower.

                  "LIBOR": For each Interest Period (i) the prevailing rate of interest determined by the Lender at which dollar deposits for the relevant Interest Period would be offered to the Lender in the approximate amount of the relevant LIBOR Loan in the London interbank market upon request of the Lender at 11:00 A.M. (London time) on the day which is two days on which dealings in Dollar deposits may be carried out in the London interbank market prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two LIBOR Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as in effect at the time the Lender quotes the rate to the Borrower) for Eurocurrency funding of domestic assets (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of such System (such rate to be adjusted to the next higher 1/16 of 1%).

                  "LIBOR Business Day": A day which is a Business Day and on which dealings in Dollar deposits may be carried out in the London interbank market.

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                  "LIBOR Loans": Loans hereunder, which must be in a minimum amount of $500,000 each, at such time as they accrue interest at a rate based upon LIBOR.

                  "Lien": Any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Loans": The Revolving Loans, the Term Loan and any combination thereof.

                  "Loan Documents": This Agreement, the Notes, the Letters of Credit and each letter of credit application, the Corporate Credit Card applications, the Security Agreements, the Guarantees and other documents required by the Lender in connection with this Agreement and/or the credit extended hereunder.

                  "Maturity Date": December 1, 1996 with respect to the Revolving Loan and December 31, 1996 with respect to the Term Loan.

                  "Multiemployer Plan": A "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

                  "Note" and "Notes": The Revolving Note, the Term Note and any combination thereof.

                  "Pension Plan": Any employee plan which is subject to Section 412 of the Internal Revenue Code and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower, other than a Multiemployer Plan.

                  "Person": An individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Potential Event of Default": A condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                  "Prime Rate": The index rate of interest established from time to time by the Lender in connection with the pricing of certain of its loans. The Lender may make loans priced at, above or below the Prime Rate. Information concerning the Prime Rate may be obtained from the Lender.

                  "Prime Rate Loans": Loans hereunder at such time as they accrue interest at a rate based upon the Prime Rate.

                  "Regulation G, T, U and X": Regulations G, T, U and X, respectively, promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

                  "Revolving Commitment": The lesser of (a) $4,000,000 (less any amounts outstanding under the Term Loan) or (b) the amount of the Borrowing Base (less any amounts outstanding under the Term Loan), as such amounts may be reduced pursuant to Section.2.01(c).

                  "Revolving Loans": As defined in Section 2.01(a).

                  "Revolving Note": As defined in Section 2.01(d).

                  "S.E.C.": The United States Securities and Exchange Commission and any successor institution or body which performs the functions or substantially all of the functions thereof.

                  "Security Agreements": mean those certain security agreements set forth below:

                  The Borrower in favor of the Lender dated December 30, 1992;

                  Invivo Research, Inc. In favor of the Lender dated February 21, 1993;

                  Gamma Instruments, Inc. In favor of the Lender dated February 11, 1993;

                  G.C. Industries in favor of the Lender dated February 11, 1993;

                  Linear Laboratories Corporation in favor of Lender dated February 11, 1993;

                  Lumidor Safety Corporation in favor of Lender dated February 11, 1993; and Sierra Precision in favor of Lender dated February 11, 1993.


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                  "Subsidiary": A corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, directly, or indirectly through one or more intermediaries, or both, by the Borrower.

                  "Term Commitment": The amount of $1,300,000.

                  "Term Loan": As defined in Section 2.02(a).

                  "Term Note": As defined in Section 2.02(c).

                  "Termination Event": (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(1)(2) or 4068(f) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, (v) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the imposition of a lien pursuant to Section 412(n) of the Internal Revenue Code.

         SECTION 1.02.  Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in subsection 1.01, and accounting terms partly defined in subsection 1.01 to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (d) So long as the Borrower does not have any Subsidiaries, references to a Subsidiary or Subsidiaries in this Agreement shall be deemed to be deleted.

                                   ARTICLE II

                                    THE LOANS

         SECTION 2.01.  The Revolving Loans.

                  (a) The Revolving Commitment. The Lender agrees, on the terms and conditions hereinafter set forth, to make loans ("Revolving Loans") to the Borrower from time to time during the period from the date hereof to and including the Maturity Date in an aggregate amount not to exceed the Revolving Commitment, as such amount may be reduced pursuant to Section 2.01(c). Each borrowing under this Section (a "Borrowing" shall be in a minimum amount of $50,000. Within the limits of the Revolving Commitment, the Borrower may borrow, repay pursuant to Section 2.02(b) and reborrow under this Section, provided that at no time shall the sum of the aggregate principal amount of outstanding Revolving Loans plus the Letter of Credit Usage plus the Corporate Credit Card Usage exceed the Revolving Commitment then in effect.

                  (b) Making the Revolving Loans. The Borrower may borrow under the Revolving Commitment on any Business Day if the Borrowing is to consist of a Prime Rate Loan and on any LIBOR Business Day if the Borrowing is to consist of a LIBOR Loan, provided that the Borrower shall give the Lender irrevocable notice (which notice must be received by the Lender prior to 10:00 A.M., San Francisco time)(i) three LIBOR Business Days prior to the requested Borrowing date in the case of a LIBOR Loan, and (ii) on or before the requested Borrowing date in the case of a Prime Rate Loan, specifying (A) the amount of the proposed Borrowing, (B) the requested date of the Borrowing, (C) whether the Borrowing is to consist of a LIBOR Loan or a Prime Rate Loan, and (D) if the Loan is to be a LIBOR Loan, the length of the Interest Period therefor. Upon satisfaction of the applicable conditions set forth in Article IV, the proceeds of all such Loans will then be made available to the Borrower by the Lender by crediting the account of the Borrower on the books of the Lender, or as otherwise directed by the Borrower.

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                  The notice of Borrowing may be given orally (including
telephonically) or in writing (including telex or facsimile transmission) and any conflict regarding a notice or between an oral notice and a written notice applicable to the same Borrowing shall be conclusively determined by the Lender's books and records. The Lender's failure to receive any written notice of a particular Borrowing shall not relieve the Borrower of its obligations to repay the Borrowing made and to pay interest thereon. The Lender shall not incur any liability to the Borrower in acting upon any notice of Borrowing which the Lender believes in good faith to have been given by a Person duly authorized to borrow on behalf of the Borrower.

                  (c) Reduction of the Revolving Commitment. The Borrower shall have the right, upon at least two (2) Business Days' notice to the Lender, to terminate in whole or reduce in part the unused portion of the Revolving Commitment, without premium or penalty, provided that each partial reduction shall be in the aggregate amount of $20,000 and that such reduction shall not reduce the Revolving Commitment to an amount less than the amount outstanding hereunder on the effective date of the reduction. Such notice shall be irrevocable and such reduction shall not be reinstated.

                  (d) Revolving Note. The Revolving Loans made by the Lender pursuant hereto shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions (the "Revolving Note"), payable to the order of the Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by the Lender, with interest thereon as prescribed in
Section 2.04. The Lender is hereby authorized to record in its books and records and on any schedule annexed to the Revolving Note the date and amount of each Revolving Loan made by the Lender, and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by the Lender to effect such recordation shall not affect the Borrower's obligations hereunder. Prior to the transfer of a Revolving Note, the Lender shall record such information on any schedule annexed to and forming a part of such Revolving Note.

                  (e) Fees. With respect to the Revolving Commitment the Borrower agrees to pay to the Lender (a) a non-refundable $1,500 commitment fee annually, in advance, on each anniversary date of this Agreement and (b) a non-refundable fee equal to one-eighth of one percent (.125%) per annum on the unused portion of the Revolving Commitment payable quarterly in arrears, commencing on December 31, 1995 and continuing on the last Business Day of each quarter thereafter and on the Maturity Date.

         SECTION 2.02.  The Term Loan.

                  (a) The Term Commitment. The Lender agrees, on the terms and conditions hereinafter set forth, to make a Loan (the "Term Loan") to the Borrower on the date hereof in an aggregate amount not to exceed the Term Commitment.

                  (b) Making the Term Loan. The Borrower shall give the Lender irrevocable notice of its intention to borrow under the Term Commitment (which notice shall be received by the Lender prior to 11:00 A.M., San Francisco time) one (1) Business Day prior to the date the Term Loan is to be made specifying the amount of the proposed borrowing. Upon satisfaction of the applicable conditions set forth in Article IV, the proceeds of such Term Loan will then be made available to the Borrower by the Lender by crediting the account of the Borrower on the books of the Lender, or as otherwise directed by the Borrower.

                  (c) Term Note. The Term Loan made by the Lender pursuant hereto shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with any appropriate insertions (the "Term Note"), payable to the order of the Lender and representing the obligation of the Borrower to pay the unpaid principal amount of the Term Loan made by the Lender, with interest thereon as prescribed in Section 2.04. The Lender is hereby authorized to record in its books and records and on any schedule annexed to the Term Note, the date and amount of the Term Loan made by the Lender and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by the Lender to effect such recordation shall not affect the obligations of the Borrower hereunder. Prior to the transfer of the Term Note, the Lender shall record such information on any schedule annexed to and forming a part of such Term Note.

         SECTION 2.03.  Repayment.

                  (a) Mandatory Repayments.

                           (i) Revolving Loans. The aggregate principal amount
of the Revolving Loans outstanding on the Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. At any time the sum of the aggregate principal amount of outstanding Revolving Loans plus the Letter of Credit Usage plus the Corporate Credit Card



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Usage plus any amounts outstanding under the Term Loan exceeds the Revolving
Commitment then in effect, the Borrower shall immediately repay the Revolving Loans in an amount equal to the excess.

                           (ii) Term Loan. The aggregate principal amount of the
Term Loan shall be payable in equal monthly installments payable on the last day of each month, commencing on the first such date after the date of this Agreement and ending on the Maturity Date, on which date the remaining outstanding principal amount of the Term Loan, together with accrued interest thereon shall be due and payable.

                  (b) Optional Payment. The Borrower may at its option pay the Loans, in whole or in part, on any Business Day from time to time, provided the Lender shall have received from the Borrower notice of any such payment at least one (1) Business Day prior to the date of the proposed payment if such date is not the last day of the then current Interest Period for each Loan being paid, in each case specifying the date and the amount of payment. For Prime Rate Loans each day shall be defined as and constitute an "Interest Period." Partial payments hereunder shall be in an aggregate principal amount of not less than the lesser of (a) $20,000 and (b) the outstanding balance of the Loan being paid.

                           Payments which are partial prepayments of the Term
Loan shall be applied to the principal installments of the Term Loan of latest maturity.

         SECTION 2.04.  Interest Rate and Payment Dates.

                  (a) Payment of Interest. Interest with respect to each Loan shall be payable in arrears on each Interest Payment Date for such Loan. In no event shall interest on a Loan exceed the maximum rate permitted by applicable law.

                  (b) Prime Rate Loans. Revolving Loans and Term Loans which are Prime Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to one-fourth percent (.25%) in excess of the Prime Rate from the date hereof through the Maturity Date.

                  (c) LIBOR Loans. Revolving Loans which are LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to LIBOR determined for such Interest Period in accordance with the terms hereof plus 300 basis points(i) from the date hereof through the Maturity Date.

         SECTION 2.05. Continuation and Conversion Options. The Borrower may elect from time to time to convert its outstanding Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis by giving the Lender (i) at least one Business Day's prior irrevocable notice of an election to convert Loans to Prime Rate Loans and (ii) at least three LIBOR Business Days' prior irrevocable notice of an election to convert Loans to LIBOR Loans, provided that any conversion of Loans other than Prime Rate Loans shall only be made on the last day of an Interest Period with respect thereto, provided further that no Loan may be converted to a Loan other than a Prime Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. The Borrower may elect from time to time to continue its outstanding Loans other than Prime Rate Loans upon the expiration of the Interest Period(s) applicable thereto by giving to the Lender at least three LIBOR Business Days' prior irrevocable notice of continuation of a LIBOR Loan and the succeeding Interest Period(s) of such continued Loan or Loans will commence on the last day of the Interest Period of the Loan to be continued, provided that no Loan may be continued as a Loan other than a Prime Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. Each notice electing to convert or continue a Loan shall specify: (i) the proposed conversion/continuation date; (ii) the amount of the Loan to be converted/continued; (iii) the nature of the proposed continuation/conversion; and (iv) in the case of a conversion to, or continuation of a Loan other than a Prime Rate Loan, the requested Interest Period, and shall certify that no Event of Default or Potential Event of Default has occurred and is continuing. On the date on which such conversion or continuation is being made the Lender shall take such action as is necessary to effect such conversion or continuation. In the event that no notice of continuation or conversion is received by the Lender with respect to outstanding Loans other than Prime Rate Loans, upon expiration of the Interest Period(s) applicable thereto, such Loans shall convert to Prime Rate Loans. Subject to the limitations set forth in this Section and in the definition of Interest Period, all or any part of outstanding Loans may be converted or continued as provided herein, provided that partial conversions or continuations with respect to Loans other than Prime Rate Loans shall be in an aggregate minimum amount of $500,000.

         SECTION 2.06.  Letters of Credit

                  (a) Letters of Credit. The Borrower may request from time to time during the period from the date hereof through the Maturity Date that the Lender issue Letters of Credit for the account of the Borrower, provided that
(i) Borrower shall not request that the Lender issue any Letter of Credit, if after giving effect to such issuance, the sum of the aggregate principal

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amount of outstanding Revolving Loans plus the Letter of Credit Usage plus the
Corporate Credit Card Usage exceeds the Revolving Commitment then in effect,
(ii) in no event shall the Lender issue any Letter of Credit having an expiration date more than one year from the date of issuance, and (iii) Borrower shall not request any Letter of Credit, if after giving effect to such issuance, the Letter of Credit Usage exceeds $200,000 or any regulatory, legal or internal limit on the Lender's ability to issue the requested Letter of Credit.

                  (b) Request for Issuance; Payments Under Letters of Credit. Whenever the Borrower requests that the Lender issue a Letter of Credit, it shall deliver to the Lender an executed application for such Letter of Credit in the form customarily required by the Lender and the form of the Letter of Credit requested, together with such other information or materials as the Lender may request with respect to such Letter of Credit no later than 11:00 a.m., San Francisco time, at least three (3) Business Days in advance of the proposed date of issuance. IN DETERMINING WHETHER TO PAY UNDER ANY LETTER OF CREDIT, THE LENDER SHALL BE RESPONSIBLE ONLY TO DETERMINE THAT THE DOCUMENTS AND CERTIFICATES REQUIRED TO BE DELIVERED UNDER THAT LETTER OF CREDIT HAVE BEEN DELIVERED AND THAT THEY COMPLY ON THEIR FACE WITH THE REQUIREMENTS OF THAT LETTER OF CREDIT.

                  (c) Issuance of Letters of Credit. If the Lender elects to issue the requested Letter of Credit and upon the satisfaction of all relevant conditions set forth in Sections 4.01 and 4.03, the Lender shall issue a Letter of Credit by delivering the Letter of Credit to the beneficiary. If the Lender declines to issue the requested Letter of Credit, it shall promptly so notify the Borrower and the Borrower shall withdraw its application therefor.

                  (d) Reimbursement of Amounts Drawn Under Letter of Credit. The Lender shall notify the Borrower of a request for a drawing under a Letter of Credit, and upon the drawing, the Borrower shall be obligated to reimburse the Lender for such amount. In the event that the Borrower shall fail to reimburse the Lender on the date of any drawing under a Letter of Credit in an amount equal to the amount of such drawing, the Lender, subject to the terms and conditions contained herein (except those terms and conditions relating to notice and minimum amounts of Borrowings), shall make a Revolving Loan to the Borrower in an amount equal to the unreimbursed amount of such drawing together with accrued interest thereon. The proceeds of such Revolving Loan shall be used to repay the Lender the unreimbursed amount together with accrued interest thereon. Such Revolving Loan shall be evidenced by the Revolving Note and shall initially be a Prime Rate Loan.

                  (e) Compensation. The Borrower agrees to pay the following amounts to the Lender with respect to Letters of Credit:

                           (i) with respect to each Letter of Credit, on the
date of issuance of such Letter of Credit, all administrative fees, commissions and other charges in accordance with the Lender's standard schedule for such charges in effect at the time of issuance;

                           (ii) with respect to drawings made under any Letter
of Credit, to the extent a Revolving Loan is not made to reimburse the Lender for each such drawing, interest, payable on demand, on the amount paid by the Lender in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrower at a rate which is at all times equal to three percent (3%) per annum in excess of the Prime Rate in effect from time to time.

                           (iii) with respect to the amendment or transfer of
each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Lender's standard schedule for such charges in effect at the time of amendment, transfer or drawing, as the case may be.

                  (f) Obligations Absolute. The obligations of the Borrower to reimburse the Lender for drawings made under each Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                           (i) any lack of validity or enforceability of any
Letter of Credit;

                           (ii) the existence of any claim, set-off, defense or
other right which the Borrower may have as any time against the beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiary for which the Letter of Credit was procured);

                           (iii) any draft, certificate or any other document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

                           (iv) any other circumstance or happening whatsoever,
whether or not similar to any of the foregoing.

                                   ARTICLE III

                    GENERAL PROVISIONS CONCERNING THE LOANS,
                  LETTERS OF CREDIT AND CORPORATE CREDIT CARDS

         SECTION 3.01. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used by the Borrower for its working capital requirements and of the Term Loan for its acquisition of Invivo Research, Inc.

         SECTION 3.02. Post Maturity Interest. Notwithstanding anything to the contrary contained in Section 2.04, if all or a portion of the principal amount of any of the Loans made hereunder or any interest accrued thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue amount shall bear interest at a rate per annum which is equal to the greater of (a) two percent (2%) above the highest rate which would otherwise be applicable pursuant to Section 2.04 and (b) three percent (3%) above the Prime Rate, from the date of such nonpayment until paid in full (after as well as before judgment), payable on demand. In addition, such Loan, if a Loan other than a Prime Rate Loan, shall be converted to a Prime Rate Loan at the end of the then current Interest Period therefor.

         SECTION 3.03.  Computation of Interest and Fees.

                  (a) Calculations. Interest in respect of the Prime Rate Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. Any change in the interest rate on a Prime Rate Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. Interest in respect of LIBOR Loans and interest payable pursuant to Section 2.06 shall also be calculated on the basis of a 360 day year for actual days elapsed.

                  (b) Determination by Lender. Each determination of an interest rate or fee by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

         SECTION 3.04. Payments. The Borrower shall make each payment of principal, interest and fees hereunder and under the Notes, without setoff or counterclaim, not later than 2:00 P.M. (San Francisco time) on the day when due in lawful money of the United States of America to the Lender at the office of the Lender designated from time to time in immediately available funds.

         SECTION 3.05. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         SECTION 3.06. Reduced Return. If the Lender shall have determined that, after the date hereof, the adoption of any applicable law, regulation, rule or regulatory requirement (collectively in this Section 3.06 "Requirement") regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of the Letter of Credit Usage or its undrawn Commitments and obligations hereunder to a level below that which would have been achieved but for such Requirement, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, within five (5) Business Days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

         SECTION 3.07. Funding Losses. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense including, but not limited to, any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBOR Loans hereunder, which the Lender may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or interest on the LIBOR Loans of the Lender, (ii) default by the Borrower in making a conversion or continuation after the Borrower has given a notice thereof, (iii) default by the Borrower in making any payment after the Borrower has given a notice of payment or (iv) the Borrower making any payment of a LIBOR Loan on a day other than the last day of the Interest Period for such Loan. For purposes of this Section and Section 3.10, it shall be assumed that the Lender had funded or would have funded 100%, as the case may be, of each LIBOR Loan in the London interbank market for a corresponding amount and term. The determination by the Lender of amounts payable under this Section shall be presumed correct in the absence of manifest error. This covenant shall survive termination of this Agreement and payment of the Notes.

         SECTION 3.08. Funding Sources. Nothing in this Agreement shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         SECTION 3.09. Inability to Determine Interest Rate. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable pursuant to Section 2.04 for any Interest Period with respect to a LIBOR Loan that will result from a requested LIBOR Loan or that such rate of interest does not adequately cover the cost of funding such Loan, the Lender shall forthwith give notice of such determination to the Borrower not later than 1:00 P.M., San Francisco time, on the requested date of a Borrowing, the requested conversion date or the last day of an Interest Period of a Loan which was to have been continued as a LIBOR Loan. If such notice is given and has not been withdrawn (i) any requested LIBOR Loan shall be made as a Prime Rate Loan, or, at the Borrower's option, such Loan shall not be made, (ii) any Loan that was to have been converted to a LIBOR Loan shall be continued as, or converted into, a Prime Rate Loan and (iii) any outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Prime Rate Loan. Until such notice has been withdrawn by the Lender, no further LIBOR Loans shall be made and the Borrower shall not have the right to convert a Loan to a LIBOR Loan. The Lender will review the circumstances affecting the interbank LIBOR market from time to time and the Lender will withdraw such notice at such time as it shall determine that the circumstances giving rise to said notice no longer exist.

         SECTION 3.10. Requirements of Law. In the event that any law, regulation or directive or any change therein or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Agency or instrumentality:

                  (a) does or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, the Notes or any Loan made hereunder, any Letter of Credit issued hereunder or change the basis of taxation of payments to the Lender of principal, commitment fee, interest, fees, commissions or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender);

                  (b) does or shall impose, modify or hold applicable any reserve, assessment rate, special deposit, compulsory loan or similar requirement (collectively in this Section, "Requirements") against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, letters of credit issued by, or other credit extended by, or any other acquisition of funds by, any office of the Lender which Requirements are not otherwise included in the determination of LIBOR at the last Borrowing, conversion or continuation date of a Loan;

                  (c) does or shall impose, modify or hold applicable any of the Requirements against Commitments to extend credit;

                  (d) does or shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its Revolving Commitment or the LIBOR Loans or issuing, renewing or maintaining the Letters of Credit or to reduce any amount receivable thereunder (which increase or reduction shall be determined by the Lender's reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, the Borrower shall pay to the Lender, within three Business Days of its demand, any additional amounts necessary to compensate the Lender for such additional cost or reduced amount receivable as determined by the Lender with respect to this Agreement. If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall notify the Borrower of the event by reason of which it has become so entitled. A statement incorporating the calculation as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

         SECTION 3.11. Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful, impossible, or impracticable for the Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of the Lender hereunder to make LIBOR Loans or convert Prime Rate Loans to LIBOR Loans shall forthwith be canceled and (b) the Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding Interest Payment Date if the Lender may lawfully continue to maintain and fund such LIBOR Loans to such day, or on such earlier date beyond which the Lender shall determine that it may not lawfully continue to maintain and fund such LIBOR Loans. The Borrower hereby agrees to pay the Lender, within three Business Days of its demand, any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this Section, including, but not limited to, any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder (the Lender's notice of such costs, as certified to the Borrower to be conclusive absent manifest error).

         SECTION 3.12. Security for Loans, Letters of Credit and Corporate Credit Cards. As security for the payment and performance of its obligations hereunder, the Borrower and each of its wholly owned Subsidiaries hereby grants to the Lender a security interest in all of the Borrower's and/or its wholly owned Subsidiaries', as the case may be, right, title and interest in and to the collateral described in the Security Agreements executed by the Borrower and its wholly owned Subsidiaries in favor of the Lender.

         SECTION 3.13. Guarantees. The payment and performance of the Borrower's obligations hereunder shall be jointly and severally guaranteed by the Guarantors, through the Guarantees.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         SECTION 4.01. Conditions Precedent to Initial Loans. The obligation of the Lender to make its initial Loan is subject to the conditions precedent that:

                  (a) The Lender shall have received on or before the day of the initial Borrowing the following, each dated such day (except for the document referred to in clause (ii)), in form and substance satisfactory to the Lender:

                              (i) The Notes issued by the Borrower to the order
of the Lender;

                             (ii) Copies of the Articles of Incorporation, or
other organizational document of the Borrower, certified as of a recent date by the Secretary of State of its state of formation or incorporation;

                            (iii) Copies of the Bylaws, if any, of the Borrower,
certified by the Secretary or an Assistant Secretary of the Borrower;

                             (iv) Copies of resolutions of the Board of
Directors or other authorizing documents of the Borrower, in form and substance satisfactory to the Lender, approving the Loan Documents and the Borrowings hereunder;

                              (v) An incumbency certificate executed by the
Secretary or an Assistant Secretary of the Borrower or equivalent document, certifying the names and signatures of the officers of the Borrower or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder;

                             (vi) Executed copies of all Loan Documents;

                            (vii) Executed copies of the Guaranties, together
with all appropriate resolutions, incumbency certificates and other authorizing documents as the Lender may request;

                           (viii) Executed copies of the Security Agreements,
together with: (w) all appropriate resolutions, incumbency certificates and other authorizing documents as the Lender may request; (x) acknowledgment copies (or other evidence of filing satisfactory to the Lender) of proper financing statements duly filed under the Uniform Commercial Code (or any equivalent or similar legislation) of all jurisdictions as may be necessary or, in the Lender's opinion, desirable to effectively perfect the interests in the personal property and fixtures granted under the security agreement(s); (y) evidence satisfactory to the Lender that all other filings, recordings, landlord consents and waivers and other actions the Lender deems necessary or advisable to establish, preserve and perfect the Liens granted to the Lender in real or personal property shall have been made or obtained; and (z) any opinions of local or foreign counsel or such other counsel as the Lender may request with respect to the establishment, preservation, perfection and enforceability of the Liens granted in favor of the Lender;

                              (ix) A Borrowing Base Certificate setting forth in
detail acceptable to the Lender the calculation of the Borrowing Base, certified by the chief financial officer or treasurer of the Borrower;

                  and (b) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Lender and its counsel, and the Lender and such counsel shall have received any and all further information and documents which the Lender or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         SECTION 4.02. Conditions Precedent to Each Borrowing. The obligation of the Lender to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true and the Lender shall have received the notice required by Section 2.01(b), which notice shall be deemed to be a certification by the Borrower that:

                              (i) The representations and warranties contained
in Section 5.01 are correct on and as of the date of such Borrowing as though made on and as of such date,

                             (ii) No event has occurred and is continuing, or
would result from such Borrowing, which constitutes an Event of Default or Potential Event of Default, and

                            (iii) All Loan Documents are in full force and
effect,
and (b) the Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.

         SECTION 4.03. Conditions Precedent to Each Letter of Credit. The issuance of any Letter of Credit hereunder is subject to the prior or concurrent satisfaction of all of the following conditions:

                  (a) On or before the date of issuance of the initial Letter of Credit, each of the conditions set forth in Section 4.01 shall have been satisfied or waived and the initial Loans shall have been made hereunder.

                  (b) On or before the date of issuance, the Lender shall have received the executed application for such Letter of Credit in the form customarily required by the Lender and all other information specified in
Section 2.06(b) and such other documents as the Lender may require in connection with the issuance of such Letter of Credit.

                  (c) On the date of issuance, all conditions precedent described in Section 4.02 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were the date of a Borrowing.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01. Representations and Warranties. The Borrower represents and warrants as follows:

                  (a) Organization. The Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation. The Borrower is also duly authorized, qualified and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on its business in the locations and in the manner presently conducted.

                  (b) Authorization. The execution, delivery and performance by the Borrower of the Loan Documents, and the making of Borrowings hereunder, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's articles, by-laws or other organizational document or (ii) any law or regulation (including Regulations G, T, U and X) or any contractual restriction binding on or affecting the Borrower.

                  (c) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (except routine reports required pursuant to the Securities Exchange Act of 1934, as amended (if such act is applicable to the Borrower), which reports will be made in the ordinary course of business) is required for the due execution, delivery and performance by the Borrower of the Loan Documents.

                  (d) Validity. The Loan Documents are the binding obligations of the Borrower or other executing Person, if any, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

                  (e) Financial Condition. The balance sheets of the Borrower and its consolidated Subsidiaries as at June 30, 1995, and the related statements of income and retained earnings of the Borrower and its consolidated Subsidiaries for the fiscal year, copies of which have been furnished to the Lender, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its consolidated Subsidiaries for the respective periods ended on such dates, all in accordance with GAAP, consistently applied, and since September 30, 1995, there has been no material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

                  (f) Litigation. Except as set forth on Schedule 5.01(f) hereto, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the consolidated financial condition or operations of the Borrower or which may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

                  (g) Employee Benefit Plans. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan. The excess of the actuarial present value of all benefit liabilities under all Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) over the fair market value of the assets allocable to such benefit liabilities are not greater than five percent (5%) of Consolidated Tangible Net Worth. For purposes of the preceding sentence, the terms "actuarial present value" and "benefit liabilities" shall have the meanings specified in Section 4001 of ERISA.

                  (h) Disclosure. No representation or warranty of the Borrower contained in this Agreement or any other document, certificate or written statement furnished to the Lender by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby.

                  (i) Margin Stock. The aggregate value of all margin stock (as defined in Regulation U) directly or indirectly owned by the Borrower and its Subsidiaries is less than 25% of the aggregate value of the Borrower's assets.

                  (j) Environmental Matters. Except as set forth in Schedule 5.01(j) hereto, neither the Borrower nor any Subsidiary, nor any of their respective officers, employees, representatives or agents, nor, to the best of their knowledge, any other person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Borrower or any Subsidiary, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such violations; and the unresolved violations set forth in said Schedule will not result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such unresolved violations. Except as set forth in said Schedule, no employee or other person has ever made a claim or demand against the Borrower or any Subsidiary based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof; and the unsatisfied claims or demands against the Borrower or any Subsidiary set forth in said Schedule will not result in uninsured liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such unsatisfied claims or demands. Except as set forth in said Schedule, neither the Borrower nor any Subsidiary has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water; and the outstanding charges set forth in said Schedule will not result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such outstanding charges. The Borrower has heretofore delivered to the Lender copies of various manufacturers' safety sheets which identify among other things the primary chemical substances used by the Borrower and its Subsidiaries in the ordinary course of their businesses.

                  (k) Employee Matters. There is no strike or work stoppage in existence or threatened involving the Borrower or its Subsidiaries that may materially adversely affect the consolidated financial condition or operations of the Borrower or that may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01 Affirmative Covenants. So long as the Notes shall remain unpaid, or any Letter of Credit shall remain outstanding or unreimbursed or the Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

                  (a) Financial Information. Furnish to the Lender:

                             (i) as soon as available, but in any event within
90 days after the end of each fiscal year of the Borrower, [a] a copy of the Borrower's consolidated balance sheet of itself and its consolidated Subsidiaries as at the end of each fiscal year and the related consolidated statements of income and retained earnings (or comparable statement) employed in the business and changes in financial position and cash flow for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of independent certified public accountants acceptable to the Lender; [b] copies of the Borrower prepared consolidating financial statements; and [c] copies of the Borrower's 10-K Report;

                            (ii) as soon as available, but in any event within
45 days after the end of each fiscal quarter of the Borrower, [a] copies of the Borrower's consolidated and consolidating financial statements and [b] copies of the Borrower's 10-Q Report.

         all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to the Lender and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein);

                           (iii) together with each delivery of financial
statements of the Borrower and its Subsidiaries pursuant to subdivisions (i),
(ii) and (iii) above, an officers' certificate stating that the signers have reviewed the terms of the Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the officers' certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                            (iv) as soon as available, copies of all reports
which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the S.E.C. or any national securities exchange; and

                             (v) within 25 days after the end of each quarter,
[a] a Borrowing Base Certificate setting forth in detail acceptable to the Lender the calculation of the Borrowing Base, certified by the chief financial officer or treasurer of the Borrower and [b] copies of the Borrower's and the Borrower's Subsidiaries' accounts receivable and payable agings, each in form and detail acceptable to the Lender;

                  (b) Notices and Information. Deliver to the Lender:

                             (i) promptly upon any officer of the Borrower
obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
Section 7.01(e), (c) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of the Borrower or any of its Subsidiaries equal to or greater than $50,000 or any adverse determination in any litigation involving a potential liability of the Borrower or any of its Subsidiaries equal to or greater than $50,000, or (d) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                            (ii) promptly upon becoming aware of the occurrence
of or forthcoming occurrence of any (a) Termination Event, or (b) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

                           (iii) with reasonable promptness copies of (a) all
notices received by the Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

                            (iv) promptly, and in any event within 30 days after
receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of the Borrower or any of its Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or by-product thereof, or concerning the filing of a lien upon, against or in connection with the Borrower, its Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to ss.9507 of the Internal Revenue Code; and

                             (v) promptly, and in any event within 10 days after
request, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Lender.

                  (c) Corporate Existence, Etc. At all times preserve and keep in full force and effect its and its Subsidiaries' corporate existence and rights and franchises material to its business and those of each of its Subsidiaries; provided, however, that the corporate existence of any such Subsidiary may be terminated if such termination is in the best interest of the Borrower and is not materially disadvantageous to the holder of the Notes.

                  (d) Payment of Taxes and Claims. Pay, and cause each of its Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                  (e) Maintenance of Properties; Insurance. Maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, with the Lender named as additional insured or loss payee thereon. The Borrower will comply with any other insurance requirement set forth in any other Loan Document.

                  (f) Inspection. Permit any authorized representatives designated by the Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested.

                  (g) Compliance with Laws, Etc., Exercise, and cause each of its Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all environmental laws, rules, regulations and orders, noncompliance with which would materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

                  (h) Hazardous Waste Studies. Promptly conduct and complete all such investigations, studies, samplings and testings as may be requested by the Lender relative to any substance defined as hazardous or toxic by any applicable federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at or affecting any real property or any facility owned, leased or used by the Borrower or any Subsidiary.

                  (i) Subordination of Seller Financing. Roger E. Susi shall subordinate his interest in that certain $362,500 Note executed in his favor by the Borrower to the Lender through a Subordination Agreement heretofore executed by him in favor of the Lender dated December 30, 1992. Notwithstanding the foregoing, so long as the Borrower is in compliance with all of the terms and conditions contained in this Agreement, the Borrower may make $41,827 quarterly principal payments plus accrued interest thereon on subordinated debt. However, in the Event of Default, as that term is defined in this Agreement, all payments on subordinated debt will be suspended until said Event of Default is cured.

                  (j) Profitability. Maintain profitability on an after-tax basis on a fiscal quarter basis.

         SECTION 6.02. Negative Covenants. So long as the Notes shall remain unpaid, or any Letter of Credit shall remain outstanding or unreimbursed or the Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Lender:

                  (a) Working Capital. Permit Working Capital to be less than $5,000,000. As used herein "Working Capital" shall mean Consolidated Current Assets less Consolidated Current Liabilities. For purposes hereof, calculations shall be measured on a fiscal quarterly basis of the Borrower.

                  (b) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than $6,000,000. For purposes hereof, calculations shall be measured on a fiscal quarterly basis of the Borrower.

                  (c) Consolidated Liabilities to Consolidated Tangible Net Worth. Permit Consolidated Liabilities to Consolidated Tangible Net Worth to be greater than 2.0 to 1.0. For purposes hereof, calculations shall be measured on a fiscal quarterly basis of the Borrower.

                  (d) Debt Service Coverage Ratio. Permit the ratio of Consolidated Cash Flow to Debt Service to be less than 1.5 to 1.0. For purposes hereof, calculations shall be measured on a fiscal quarterly basis of the Borrower.

                  (e) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person other than (i) Liens in favor of the Lender; (ii) Liens reflected on the financial statements referred to in Section 5.01(e) hereof and other Liens existing on the date hereof and set forth in
Schedule 6.02(e) hereto; and (iii) purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property.

                  (f) Debt. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Debt, other than (i) Debt reflected on the Borrower's financial statements referred to in Section 5.01(e) hereof and other Debt existing on the date hereof and set forth on Schedule 6.02(f) hereto; (ii) the Loans contemplated herein; (iii) Debt relating to liens permitted under Section 6.02(e); (iv) Debt of a Subsidiary to another Subsidiary or to the Borrower; and (v) reimbursement obligations with respect to Letters of Credit issued hereunder in accordance with Section 2.06.

                  (g) Lease Obligations. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease (other than Capital Leases) which would cause the direct or contingent liabilities of the Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $550,000 payable in any fiscal year of the Borrower.

                  (h) Dividends, Etc. Declare or pay any dividends, purchase or otherwise acquire for value its capital stock now or hereafter outstanding, or make an distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower, except that the Borrower may declare and deliver dividends and distributions payable in capital stock of the Borrower.

                  (i) Consolidation, Merger. Consolidate with or merge into any other corporation or entity without the prior written consent of the Lender, which consent will not be unreasonably withheld.

                  (j) Loans, Investments, Secondary Liabilities. Make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loan or advance to, or guarantee (other than the $862,500 guarantee in favor of First Union Bank guaranteeing the construction and mini-permanent loan to Invivo Research, Inc. referred to in Section 6.02), induce or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person, except that the Borrower and its Subsidiaries may:

                              (i) own, purchase or acquire certificates of
deposit issued by the Lender, commercial paper rated Moody's P-1, municipal bonds rated Moody's AA or better, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America;

                             (ii) acquire and own stock, obligations or
securities received from customers in connection with debts created in the ordinary course of business owing to the Borrower or a Subsidiary;

                            (iii) continue to own the existing capital stock of
the Borrower's Subsidiaries;

                             (iv) endorse negotiable instruments for deposit or
collection or similar transactions in the ordinary course of business;

                              (v) allow the Borrower's Subsidiaries to permit to
remain outstanding advances from the Borrower's Subsidiaries to the Borrower;
and

                             (vi) become or remain liable with respect to
reimbursement obligations under the Letters of Credit issued hereunder in accordance with Section 2.06.

                  (k) Asset Sales. Convey, sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its or its Subsidiary's business, property or fixed assets outside the ordinary course of business, whether now owned or hereafter acquired.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any installment of the principal of the Notes when due, or to pay any installment of interest on the Notes, or to pay when due any amount payable in reimbursement of the Lender in respect of a drawing under a Letter of Credit, or other amount payable hereunder within three (3) Business Days of the date when due; or

                  (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with the Loan Documents shall prove to have been incorrect in any material respect when made; or

                  (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 6.01 or 6.02 hereof on its part to be performed or observed; or

                  (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement other than those referred to in Subsections 7.01(a), (b) and (c) above on its part to be performed or observed and any such failure shall remain unremedied for 30 days after the Borrower knows of such failure;

                  (e) The Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any Loan Document other than this Agreement and such default shall not have been remedied or waived within any applicable grace period; or

                  (f) (i) The Borrower or any of its Subsidiaries shall (A) fail to pay any principal of, or premium or interest on, any Debt (excluding Debt evidenced by the Notes), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (B) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument; or

                  (g) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii] there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) and (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) equal to or greater than $100,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) Any guaranty, if any, for any reason other than satisfaction in full of all obligations of the Borrower under the Loan Documents, ceases to be in full force and effect or is declared null and void, or any guarantor denies that it has any further liability under such guaranty or gives notice to such effect;

                  (j) (i) The Borrower or any of its ERISA Affiliates fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, the Borrower or any of its ERISA Affiliates is required to pay as contributions thereto;

                            (ii) any accumulated funding deficiency occurs or
exists, whether or not waived, with respect to any Pension Plan;

                           (iii) the excess of the actuarial present value of
all benefit liabilities under all Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than five percent (5%) of Consolidated Tangible Net Worth;

                            (iv) the Borrower or any of its ERISA Affiliates
enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

                             (v) (A) Any Pension Plan maintained by the Borrower
or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (B) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (C) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (D) the Borrower or any of its ERISA Affiliates shall withdraw (under
Section 4063 of ERISA) from a Pension Plan, if as of the date of the event listed in subclauses (A)-(D) above or any subsequent date, either the Borrower or its ERISA Affiliates has any liability (such liability to include, without limitation, any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (A)-(D) above;

                            (vi) As used in this subsection 7.01(j) the term
"accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

                  (k) There shall be instituted against the Borrower or any Subsidiary, or against any guarantor, any proceeding for which forfeiture of any property is a potential penalty;

THEN (i) upon the occurrence of any Event of Default described in clause (g) above, the Commitment, any obligation of the Lender to issue any Letter of Credit shall immediately terminate and all Loans hereunder with accrued interest thereon, an amount equal to the Letter of Credit Usage and all other amounts owing under this Agreement, the Notes Letters of Credit and the other Loan Documents shall automatically become due and payable, and (ii) upon the occurrence of any other Event of Default, the Lender may, by notice to the Borrower, declare the Commitment, any obligation of the Lender to issue any Letter of Credit and/or Corporate Credit Card to be terminated forthwith, whereupon the Commitment, and any obligation of the Lender to issue any Letter of Credit and/or Corporate Credit Card shall immediately terminate; and by notice to the Borrower, declare the Loans hereunder, with accrued interest thereon, an amount equal to the Letter of Credit Usage and all other amounts owing under this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. So long as any Letter of Credit shall remain outstanding, any amounts received by the Lender, may be held as cash collateral for the obligation of the Borrower to reimburse the Lender in the event of a drawing under any Letter of Credit. In the event any Letter of Credit in respect of which the Borrower has deposited cash collateral with the Lender is canceled or expires, the cash collateral shall be applied first to the reimbursement of the Lender for any drawings thereunder and second to the payment of any outstanding obligations of the Borrower hereunder or under any other Loan Document. Notwithstanding any other provision of this Agreement, including
Section 8.02, notices to the Borrower pursuant to this Section may be communicated orally (including by telephone) or in writing (including telex or facsimile transmission).

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of the Loan Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8.02. Notices, Etc. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to the Borrower, at its address set forth on the signature page hereof; and if to the Lender, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when deposited in the mails, delivered to the telegraph company, sent by telex or sent by facsimile, respectively, except that notices and communications to the Lender pursuant to Article II or VII shall not be effective until received by the Lender.

         SECTION 8.03. Right of Setoff; Deposit Accounts. Upon and after the occurrence of any Event of Default, the Lender is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by the Lender to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Lender in its sole discretion may elect. The Borrower hereby grants to the Lender a security interest in all deposits and accounts maintained with the Lender and with any other financial institution. The Lender is authorized to debit any account maintained with it by the Borrower for any amount of principal, interest or fees which are then due and owing to the Lender.

         SECTION 8.04. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.05. Costs and Expenses; Indemnity.

                  (a) Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay on demand all costs and expenses of the Lender (including attorney's fees and the reasonable estimate of the cost of in-house counsel and staff) in connection with the preparation, execution, delivery, filing, administration, amendment, modification, enforcement (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) restructuring, preservation of any rights under, or waivers of any of the provisions of, any of the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  (b) Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Lender, and the shareholders, officers, directors, employees and agents of the Lender (each such person being called an "Indemnitee"), harmless from and against any and all claims, demands, actions, causes of action, suits, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and costs (including, without limitation, the reasonable estimate of the cost of in-house legal counsel and staff) (collectively "Claims"), with respect to, resulting from or arising, directly or indirectly, out of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) any actual or proposed use of proceeds hereunder, (iii) the violation of any environmental protection, health, or safety law, whether such claims are asserted by any Governmental Agency or any other person, (iv) the issuance of any Letter of Credit or the failure by the Lender to honor a drawing under a Letter of Credit as a result of any act or omission of any Governmental Agency, or (v) any claim, litigation, investigative, administrative or judicial proceeding relating to any of the foregoing, (whether or not any Indemnitee is a party thereto); provided, however, that no Indemnitee shall have the right to be indemnified under this paragraph to the extent that such Claims are determined by a court of competent jurisdiction, by final and nonappealable judgment, to have resulted from the gross negligence or willful misconduct of any such Indemnitee.

                  (c) If any action, suit or proceeding is brought against any Indemnitee pursuant to this Section, such Indemnitee shall notify the Borrower of such Claim, but the failure to so promptly notify the Borrower shall not affect the Borrower's obligations under this Section, and the Borrower will assume the defense of such action, suit or proceeding, employing counsel selected by the Borrower and reasonably satisfactory to the Indemnitee, and pay the fees and expenses of such counsel.

                  (d) As between the Borrower and the Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Lender, including, without limitation, any act or omission by any government or Governmental Agency. None of the above shall affect, impair, or prevent the vesting of any of the Lender's rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions set forth herein, any action taken or omitted by the Lender, under or in connection with the Letters of Credit or the related certificates, if taken or omitted in good faith, shall not put the Lender under any resulting liability to the Borrower.

                  (e) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby , the repayment of any of the Loans, the invalidity of unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Lender. All amounts due under this Section shall be payable on written demand therefor.

         SECTION 8.06. Participations. The Lender may sell, assign, transfer, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, provided that any such sale, assignment, transfer, negotiation or participation shall be in compliance with the applicable federal and state securities laws; and provided further that any assignee or transferee agrees to be bound by the terms and conditions of this Agreement. The Lender may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to the Borrower or any of its Subsidiaries.

         SECTION 8.07. Effectiveness; Binding Effect; Governing Law. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO RULES OR LAWS ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR

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
DOCUMENTARY CREDIT (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UCP") AND, AS TO MATTERS NOT GOVERNED BY THE UCP, THE LAWS OF THE STATE OF CALIFORNIA.

         SECTION 8.08.  Arbitration.

                  1. Binding Arbitration. Upon the demand of any party ("Party/Parties") to a Document (as defined below), whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim, counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration program ("Arbitration Program"). A "Dispute" shall include any action, dispute, claim or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter arising between any of the Parties arising out of, pertaining to or in connection with any agreement, document or instrument to which this Arbitration Program is attached or in which it appears or is referenced or any related agreements, documents, or instruments ("Documents"). Any Party who fails to submit to binding arbitration following a lawful demand by another Party shall bear all costs and expenses, including reasonable attorneys' fees (including those incurred in any trial, bankruptcy proceeding or on appeal), incurred by the other Party in obtaining a stay of any pending judicial proceeding and compelling arbitration of any Dispute. The Parties agree that any agreement, document or instrument which includes, attaches to or incorporates this Arbitration Program represents a transaction involving commerce as that term is used in the Federal Arbitration Act, Title 9 United States Code ("FAA"). THE PARTIES UNDERSTAND THAT BY THIS AGREEMENT THEY HAVE DECIDED THAT THEIR DISPUTES SHALL BE RESOLVED BY BINDING ARBITRATION RATHER THAN IN COURT, AND ONCE DECIDED BY ARBITRATION NO DISPUTE CAN LATER BE BROUGHT, FILED OR PURSUED IN COURT.

                  2. Governing Rules. Arbitrations conducted pursuant to this Arbitration Program shall be administered by the American Arbitration Association ("AAA"), or other mutually agreeable administrator ("Administrator") in accordance with the terms of this Arbitration Program and the Commercial Arbitration Rules of the AAA. Proceedings hereunder shall be governed by the provisions of the FAA. The arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law designated in the Documents. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing herein shall be construed to be a waiver by any Party that is a bank of the protections afforded pursuant to 12 U.S.C. 91 or any similar applicable state law.

                  3. Arbitrator Powers and Qualifications; Awards. The Parties agree to select a neutral qualified arbitrator or a panel of three qualified arbitrators to resolve any Dispute hereunder. "Qualified" means a retired judge or practicing attorney, with not less than 10 years practice in commercial law, licensed to practice in the state of the applicable substantive law designated in the Documents. A Dispute in which the claims or amounts in controversy do not exceed $1,000,000, shall be decided by a single arbitrator. A single arbitrator shall have authority to render an award up to but not to exceed $1,000,000.00 including all damages of any kind whatsoever, costs, fees, attorneys' fees and expenses. Submission to a single arbitrator shall be a waiver of all Parties' claims to recover more than $1,000,000.00. A Dispute involving claims or amounts in controversy exceeding $1,000,000.00 shall be decided by a majority vote of a panel of three qualified arbitrators. All three arbitrators on the arbitration panel must actively participate in all hearings and deliberations. The arbitrator(s) shall be empowered to, at the written request of any Party in any Dispute, 1) to consolidate in a single proceeding any multiple party claims that are substantially identical or based upon the same underlying transaction; 2) to consolidate any claims and Disputes between other Parties which arise out of or relate to the subject matter hereof, including all claims by or against borrowers, guarantors, sureties and/or owners of collateral; and 3) to administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. In any consolidated proceeding the first arbitrator(s) selected in any proceeding shall conduct the consolidated proceeding unless disqualified due to conflict of interest. The arbitrators(s) shall be empowered to resolve any dispute regarding the terms of this arbitration clause, including questions about the arbitrability of any Dispute, but shall have no power to change or alter the terms of the Arbitration Program. The prevailing Party in any Dispute shall be entitled to recover its reasonable attorneys' fees in any arbitration, and the arbitrator(s) shall have the power to award such fees. The award of the arbitrator(s) shall be in writing and shall set forth the factual and legal basis for the award.

                  4. Preservation of Remedies. No provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any Party to: (1) foreclose against and/or sale of any real or personal property collateral or other security, or obtain a personal or deficiency award; (2) exercise self-help remedies (including repossession and setoff rights); or (3) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any Party to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or dispute related to the exercise of any self-help, auxiliary or other rights under this paragraph shall be a Dispute hereunder.

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
                  5. Miscellaneous. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this Arbitration Program. The Parties agree, to the maximum extent practicable, to take any action necessary to conclude an arbitration hereunder within 180 days of the filing of a Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any Party's failure to proceed within the times established herein. Arbitrations shall be conducted in the state of the applicable substantive law designated in the Documents. The provisions of this Arbitration Program shall survive a termination, amendment, or expiration hereof or of the Documents unless the Parties otherwise expressly agree in writing. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the Parties or as required by applicable law or regulation. If any provision of this Arbitration Program is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable.

         SECTION 8.09.  JURY TRIAL WAIVER.

                  WITHOUT AFFECTING THE APPLICABILITY AND ENFORCEABILITY OF THE SECTION OF THIS AGREEMENT ENTITLED "ARBITRATION," THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHT: (A) TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER RELATING TO, RESULTING FROM, ARISING OUT OF, OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY COLLATERAL, INCLUDING, BUT NOT BY WAY OF LIMITATION, THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT; AND (B) TO CONSOLIDATE ANY SUCH ACTION, PROCEEDING AND/OR HEARING WITH ANY OTHER ACTION, PROCEEDING AND/OR HEARING IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS AND ANY OTHER DOCUMENTS RELATED HERETO OR THERETO. NEITHER LENDER NOR BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         SECTION 8.10. Consent to Jurisdiction; Venue. In any judicial proceeding brought under or arising out of this Agreement or the Loan Documents, each party hereby consents to the jurisdiction of a state or federal court of competent jurisdiction in the County of Santa Clara in the State of California. Each party agrees that the forum for any action or actions brought under or arising out of this Agreement shall be a court of competent jurisdiction within the County of Santa Clara in the State of California. Each party irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the ground of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. Each party hereby consents to service of process by any means authorized by California law and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

         SECTION 8.11. Entire Agreement. This Agreement with Exhibits and Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         SECTION 8.12. Separability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 8.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:                           BANK:

SAFETYTEK CORPORATION               FIRST INTERSTATE BANK OF CALIFORNIA

_________________________________         _________________________________

By:______________________________         By:______________________________

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
Its:_____________________________         By:______________________________

_________________________________         _________________________________

By:______________________________         By:______________________________

Its:_____________________________         By:______________________________

Address:                                  Address:

49050 Milmont Drive               South Bay Business Banking Center
Fremont, CA 94538                         177 Park Avenue, Third Floor
                                          San Jose, CA 951134

Attention:  James B. Hawkins      Attention:  Pattie Harlan
             President                         Assistant Vice President

GUARANTOR:                        GUARANTOR:

G.C. INDUSTRIES                           GAMMA INSTRUMENTS, INC.

_________________________________         _________________________________

By:______________________________         By:______________________________

Its:_____________________________         By:______________________________

_________________________________         _________________________________

By:______________________________         By:______________________________

Its:_____________________________         By:______________________________

GUARANTOR:                        GUARANTOR:

LINEAR LABORATORIES                       SIERRA PRECISION
CORPORATION

_________________________________         _________________________________

By:______________________________         By:______________________________

Its:_____________________________         By:______________________________

_________________________________         _________________________________

By:______________________________         By:______________________________

Its:_____________________________         By:______________________________

GUARANTOR:                        GUARANTOR:

INVIVO RESEARCH, INC.                     LUMIDOR SAFETY CORPORATION

_________________________________         _________________________________

By:______________________________         By:______________________________

Its:_____________________________         By:______________________________

_________________________________         _________________________________

By:______________________________         By:______________________________

Its:_____________________________         By:______________________________



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